Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Announces Implementation of Stock Repurchase Plan

Warren, MI – November 6, 2007 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today that it is prepared to repurchase up to 800,000 shares of its common stock in open market transactions.

In announcing the repurchase program, Donald B. Cochran, President and CEO, said “We believe that this is one of the best uses of our cash at this time. The market has undervalued our stock and the results of our “asset-light” model, which has outperformed our competitors in the trucking industry during this downturn in trucking stocks.”

About Universal:

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.